Exhibit 99.1
Elkin, NC 28621
February 12, 2007
Press Release
For Immediate Release
Yadkin Valley Financial Corporation Presents Information to Investors
Yadkin Valley Financial Corporation (Nasdaq: YAVY — news) announced today that it will be at the Southeast 2007 SuperCommunity Bank conference, to be held in Atlanta, Georgia on February 14th and 15th. Bill Long, President and Chief Executive Officer, Edwin Laws, Vice President and Chief Financial Officer, and Steve Robinson, Regional President — Piedmont Bank Division, will present at the conference on Wednesday, February 14th at 2:20 pm Eastern Time. The conference webcast will be available on the Bank’s website, www.yadkinvalleybank.com, under the investor relations tab. The Company’s Power Point slide presentation will also be available on the Bank’s website by noon on Monday, February 12, 2007.
Yadkin Valley Financial Corporation is the holding company of Yadkin Valley Bank and Trust Company, which is a full service community bank providing services in twenty-three branches throughout its three regions in North Carolina. Offices located in Jefferson and West Jefferson (Ashe County), Elkin (Surry County), North Wilkesboro and Wilkesboro (Wilkes County), and East Bend, Jonesville, and Yadkinville (Yadkin County) are operated under the Yadkin Valley Bank name. Offices in Mooresville and Statesville (Iredell County), and Cornelius and Huntersville (Mecklenburg County) are operated under the assumed name “Piedmont Bank”. Offices in Boone (Watauga County) and Linville (Avery County) are operated under the assumed name “High Country Bank”. Sidus Financial, LLC, a wholly-owned subsidiary with headquarters in Greenville, North Carolina, provides mortgage banking services to customers in North Carolina, South Carolina, Virginia, Georgia, Alabama, Mississippi, Florida, Maryland, Kentucky, Louisiana, Arkansas, West Virginia, Delaware and Tennessee.
For additional information contact:
Edwin E. Laws
Chief Financial Officer
(336) 526-6313